Exhibit 10.36

COMPENSATION POLICY FOR DIRECTORS OF ORCHID BIOSCIENCES, INC.

EFFECTIVE JANUARY 1, 2004

Compensation Policy

Board of Directors:

Annual retainer-chairman	$15,000
Annual retainer-director	$12,500
Meeting attendance fee	$3,000
Telephonic meetings will be paid at the prorated level of $500 per hour.

Audit Committee:

Annual retainer-chairperson	$5,000
Annual retainer-committee members	$1,500
Meeting attendance fee:	$1,000
Meeting attendance fee (in person for meetings held on days separate from full Board meeting)	$3,000
Telephonic meetings will be paid at the prorated level of $500 per hour.

Compensation Committee

No annual retainer to be paid to compensation committee chairperson or members.
Meeting attendance fee	$1,000
Meeting attendance fee (in person meetings held on days separate from full Board meeting)	$3,000
Telephonic meetings will be paid at the prorated level of $500 per hour.

Board members and committee members receive stock option grants both upon joining the Board and on an annual basis in line with recommendations by the Compensation Committee, which grants are non-qualified stock options under our 2000 Employee, Director and Consultant Stock Incentive Plan, which grants typically vest in monthly increments over 4 years.